SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
March 29, 2004

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	not applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada		L6T 5P6

(address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5. Other Events

     On March 29, 2004, the Registrant issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated in its entirety by reference herein. A copy of the letter agreement containing the waiver and related amendments to the Master Facility Agreement referred to therein is filed herewith as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press release issued by the Registrant on March 29, 2004.

99.2	Letter Agreement dated March 29, 2004 between Nortel Networks Limited and Export Development Canada.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
	By:	/s/ William R. Kerr
William R. Kerr
Chief Financial Officer

	By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant Secretary
Dated: March 30, 2004

EXHIBIT INDEX

99.1	Press release issued by the Registrant on March 29, 2004.
99.2	Letter Agreement dated March 29, 2004 between Nortel Networks Limited and Export Development Canada.